OFFER TO PURCHASE AND CONSENT SOLICITATION STATEMENT

                        AMERICOMM DIRECT MARKETING, INC.

                           Offer to Purchase for Cash
                         Any and All of the Outstanding
                11-5/8% Senior Notes due June 15, 2002, Series B
                        and Solicitation of Consents for
                       Amendment of the Related Indenture

                                   __________


         AmeriComm Direct Marketing, Inc. (formerly National Fiberstok Corporation), a Delaware corporation (the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Offer to Purchase and Consent Solicitation Statement (as it may be supplemented from time to time, the "Statement") and in the accompanying Consent and Letter of Transmittal (the "Consent and Letter of Transmittal" and, together with this Statement, the "Offer"), to purchase any and all of its outstanding 11-5/8% Senior Notes due June 15, 2002, Series B (the "Notes"), CUSIP 636049AC2.

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THIS OFFER WILL EXPIRE AT 11:59 P.M.,  NEW YORK CITY TIME, ON FRIDAY,  SEPTEMBER
4, 1998, OR SUCH LATER TIME AND DATE, WHICH SHALL BE NO EARLIER THAN FIVE BUSINESS DAYS FOLLOWING THE CONSENT DATE (AS HEREINAFTER DEFINED), TO WHICH THE OFFER IS EXTENDED (SUCH TIME AND DATE, THE "EXPIRATION DATE"). THE SOLICITATION (AS HEREINAFTER DEFINED) WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, AUGUST 21, 1998, OR SUCH LATER TIME AND DATE TO WHICH THE SOLICITATION IS EXTENDED (SUCH TIME AND DATE, THE "CONSENT DATE"). HOLDERS OF NOTES (AS HEREINAFTER DEFINED) MUST TENDER THEIR NOTES AND PROVIDE THEIR CONSENTS TO THE PROPOSED AMENDMENTS (AS HEREINAFTER DEFINED) ON OR PRIOR TO THE EXPIRATION DATE IN ORDER TO RECEIVE THE OFFER CONSIDERATION AND TENDER THEIR NOTES AND PROVIDE THEIR CONSENTS ON OR PRIOR TO THE CONSENT DATE IN ORDER TO RECEIVE THE CONSENT PAYMENT (AS HEREINAFTER DEFINED). THE COMPANY INTENDS TO CAUSE THE EXECUTION OF A SUPPLEMENTAL INDENTURE CONTAINING THE PROPOSED AMENDMENTS AT OR PROMPTLY FOLLOWING THE CONSENT DATE. TENDERED NOTES MAY BE WITHDRAWN AND CONSENTS MAY BE REVOKED AT ANY TIME AT OR PRIOR TO THE CONSENT DATE, BUT NOT THEREAFTER.
--------------------------------------------------------------------------------

                                                          (cover page continues)



                    The Dealer Manager for the Offer and the
                   Solicitation Agent for the Solicitation is:

                         CREDIT       '       FIRST
                         SUISSE       '       BOSTON
                                August 10, 1998

         The consideration (the "Total Consideration") for each $1,000 principal amount of Notes tendered pursuant to the Offer shall be the price (calculated as described in Schedule I to this Statement) that would result from a yield (the "Reference Yield") to June 15, 1999 (the "Earliest Redemption Date") equal to the sum of (i) the yield on the 6% U.S. Treasury Note due June 30, 1999 (the "Reference Security"), as calculated by the Dealer Manager in accordance with standard market practice based on the bid price for such Reference Security as of 2:00 p.m., New York City time, on September 2, 1998, the second business day immediately preceding the scheduled Expiration Date (the "Price Determination Date"), as displayed on page PX3 of the Bloomberg Government Pricing Monitor (the "Bloomberg Page"), or any recognized quotation source selected by the Dealer Manager, in its sole discretion, if the Bloomberg Page is not available or is manifestly erroneous, plus (ii) 50 basis points. The "Offer Consideration" will be the Total Consideration minus $20.00, which is the Consent Payment. In addition, the Company will pay accrued and unpaid interest on the purchased Notes up to, but not including, the Payment Date. The "Payment Date" for the Notes accepted for purchase will be a date no later than three business days after the Expiration Date.

         In the event the Offer is extended for any period longer than three business days from the previously scheduled Expiration Date, a new Price Determination Date will be established. Assuming that the Offer expires on the presently scheduled Expiration Date, the Company expects that the Payment Date will be September 10, 1998.

         In conjunction with the Offer, the Company hereby solicits (the "Solicitation") consents (the "Consents") of registered holders (each, a "Holder" and, collectively, the "Holders") of at least a majority of the aggregate principal amount of the outstanding Notes to certain proposed amendments (the "Proposed Amendments") to the Indenture, dated as of June 15, 1996 (as supplemented, the "Indenture"), between the Company, as issuer, the parties named therein and Wilmington Trust Company, as trustee (the "Trustee"), pursuant to which the Notes were issued. Holders of Notes who tender their Notes in the Offer must deliver corresponding Consents to the Proposed Amendments, and Holders may not deliver Consents without tendering their Notes in the Offer. Subject to the terms and conditions set forth in this Statement and the Consent and Letter of Transmittal, the Company hereby offers to pay to each Holder who validly consents to the Proposed Amendments at or prior to the Consent Date an amount in cash equal to $20.00 for each $1,000 principal amount of Notes (the "Consent Payment") for which Consents have been validly delivered and not validly revoked as of the Consent Date with such payment to be made on the Payment Date, provided that the Notes are accepted for payment pursuant to the terms of the Offer. If a Holder's Notes are not properly tendered pursuant to the Offer at or prior to the Consent Date, or such Holder's Consents either are not properly delivered, or are revoked and not properly redelivered, prior to the Consent Date, such Holder will not receive the Consent Payment, even though the Proposed Amendments will be effective as to all Notes that are not purchased in the Offer. Holders who validly tender their Notes after the Consent Date will receive only the Offer Consideration and will not receive the Consent Payment. Adoption of the Proposed Amendments may have adverse consequences for Holders who elect not to tender Notes in the Offer. See Section 2 "Certain Significant Considerations" and Section 4 "Proposed Amendments to the Indenture".

          THE OFFER AND THE PAYMENT FOR THE NOTES ARE CONDITIONED UPON, AMONG OTHER THINGS, RECEIPT BY THE DEPOSITARY OF VALID AND UNREVOKED CONSENTS FROM HOLDERS OF AT LEAST A MAJORITY OF THE PRINCIPAL AMOUNT OF THE NOTES THEN OUTSTANDING (THE "REQUISITE CONSENTS").

          HOLDERS WHO TENDER NOTES IN THE OFFER ARE OBLIGATED TO CONSENT TO THE PROPOSED AMENDMENTS. PURSUANT TO THE TERMS OF THE CONSENT AND LETTER OF TRANSMITTAL, THE COMPLETION, EXECUTION AND DELIVERY THEREOF BY A HOLDER IN CONNECTION WITH THE TENDER OF NOTES WILL CONSTITUTE THE CONSENT OF SUCH TENDERING HOLDERS TO THE PROPOSED AMENDMENTS. HOLDERS MAY NOT DELIVER CONSENTS WITHOUT TENDERING NOTES IN THE OFFER, AND MAY NOT REVOKE CONSENTS WITHOUT WITHDRAWING THE PREVIOUSLY TENDERED NOTES FROM THE OFFER. TENDERS OF NOTES MAY BE VALIDLY WITHDRAWN AT ANY TIME PRIOR TO THE CONSENT DATE. A VALID WITHDRAWAL OF TENDERED NOTES PRIOR TO THE CONSENT DATE SHALL NOT CONSTITUTE A REVOCATION OF THE RELATED CONSENT. IF, PRIOR TO THE CONSENT DATE, A HOLDER WITHDRAWING NOTES ALSO DETERMINES TO REVOKE THE CONSENTS RELATED THERETO, THE HOLDER MUST EXPRESSLY REQUEST THE REVOCATION OF SUCH CONSENTS IN THE COMMUNICATION WITHDRAWING SUCH NOTES. HOLDERS WHO WITHDRAW THEIR NOTES BUT FAIL TO REQUEST THE REVOCATION OF THEIR CONSENTS SHALL NOT RECEIVE EITHER THE OFFER CONSIDERATION OR THE CONSENT PAYMENT. CONSENTS MAY NOT BE REVOKED, AND NOTES MAY NOT BE WITHDRAWN, AFTER THE CONSENT DATE. HOLDERS WHO VALIDLY TENDER THEIR NOTES AND THEREBY DELIVER THEIR CONSENTS SUBSEQUENT TO THE CONSENT DATE AND ON OR PRIOR TO THE EXPIRATION DATE WILL RECEIVE THE OFFER CONSIDERATION, BUT WILL NOT RECEIVE ANY CONSENT PAYMENT.

          NOTWITHSTANDING ANY OTHER PROVISION OF THE OFFER OR THE SOLICITATION, THE COMPANY'S OBLIGATION TO ACCEPT, AND PAY FOR, NOTES VALIDLY TENDERED PURSUANT TO THE OFFER IS CONDITIONED UPON (A) THERE BEING VALIDLY TENDERED AND NOT VALIDLY WITHDRAWN NOT LESS THAN A MAJORITY IN AGGREGATE PRINCIPAL AMOUNT OF THE OUTSTANDING NOTES (THE "MINIMUM TENDER CONDITION"), (B) EXECUTION OF THE SUPPLEMENTAL INDENTURE CONTAINING THE PROPOSED AMENDMENTS FOLLOWING RECEIPT OF THE REQUISITE CONSENTS (THE "SUPPLEMENTAL INDENTURE CONDITION"), (C) CONSUMMATION BY DIMAC (AS HEREINAFTER DEFINED) OF THE OFFERING OF THE NEW NOTES (AS HEREINAFTER DEFINED) OR SUCH OTHER FINANCING AS DIMAC SHALL DETERMINE NECESSARY OR APPROPRIATE TO CONSUMMATE THE OFFER AND SOLICITATION (THE "FINANCING CONDITION") AND (D) SATISFACTION OF THE GENERAL CONDITIONS (AS HEREINAFTER DEFINED).

          IN THE EVENT THAT THE OFFER AND THE SOLICITATION ARE WITHDRAWN OR OTHERWISE NOT COMPLETED, THE OFFER CONSIDERATION AND CONSENT PAYMENT WILL NOT BE PAID OR BE PAYABLE TO HOLDERS OF NOTES WHO HAVE VALIDLY TENDERED THEIR NOTES AND DELIVERED CONSENTS IN CONNECTION WITH THE OFFER AND THE SOLICITATION.

                 CERTAIN OFFER AND CONSENT SOLICITATION MATTERS

          THE COMPANY'S OBLIGATION TO ACCEPT FOR PURCHASE AND TO PAY THE OFFER CONSIDERATION AND THE CONSENT PAYMENT, AS APPLICABLE, AND THE ADOPTION OF THE PROPOSED AMENDMENTS, IS CONDITIONED ON THE SATISFACTION OF THE MINIMUM TENDER CONDITION, THE SUPPLEMENTAL INDENTURE CONDITION, THE FINANCING CONDITION AND THE GENERAL CONDITIONS.

          The purpose of the Offer is to repurchase all of the outstanding Notes. The purpose of the Solicitation and the Proposed Amendments is to amend or eliminate certain of the principal restrictive covenants contained in the Indenture to thereby enhance the operating and financial flexibility of the Company following the consummation of the Refinancing (as hereinafter defined).

          On June 26, 1998, DIMAC Corporation, a Delaware corporation ("DIMAC") acquired (i) AmeriComm Holdings, Inc. ("AHI") and its subsidiary, the Company, in a merger transaction for aggregate consideration of approximately $203.5 million (including approximately $163.9 million of assumed indebtedness) and
(ii) DIMAC Marketing Corporation, a Delaware corporation ("DIMAC Marketing"), by purchasing all of its issued and outstanding capital stock for aggregate consideration of approximately $204.0 million (including approximately $4.0 million of assumed existing indebtedness) (together, the "Acquisitions"). The Offer is being made, and the Consents are being solicited, in connection with the Acquisitions and the refinancing of certain outstanding indebtedness of DIMAC and its subsidiaries, including the Company (the "Refinancing"). The Refinancing includes (i) the Offer and the Solicitation, (ii) the repayment of approximately $41.0 aggregate principal of AHI's 12-1/2 Senior Notes Due 2003,
(iii) the  repayment of  indebtedness  outstanding  under the  Company's  Credit
Agreement with Heller Financial, Inc. dated as of June 28, 1996, (iv) the issuance by DIMAC of $150.0 million of Senior Subordinated Notes Due 2008 (the "New Notes"), (v) additional borrowings of approximately $25.0 million under the Credit Agreement dated as of June 26, 1998 by and between DIMAC, DIMAC Holdings, Inc., DIMAC's parent ("DIMAC Holdings"), the lenders listed therein and Credit Suisse First Boston as administrative agent, syndication agent and arranger (as may be amended, modified or supplemented from time to time, the "DIMAC Credit Agreement"), (vi) a contribution to DIMAC of $10.0 million of additional equity from DIMAC Holdings and (vii) the payment of fees and expenses in connection therewith. Unless waived by the Company, the Proposed Amendments shall not become operative and the Offer will not be consummated unless the Refinancing shall have been consummated. See Section 12 "Source and Amount of Funds."

          The Proposed Amendments will be effected by a supplemental indenture (the "Supplemental Indenture") to the Indenture, which is to be executed by the Company and the Trustee at or promptly following the Consent Date. Although the Supplemental Indenture containing the Proposed Amendments will have been executed by the Company and the Trustee, the Proposed Amendments will not become operative until the opening of business on the Acceptance Date. The Indenture, without giving effect to the Proposed Amendments, will remain in effect until the Proposed Amendments become operative on the acceptance date. If the Offer is terminated or withdrawn, or the Notes are never accepted for payment, the Supplemental Indenture will never become operative. Immediately after the Proposed Amendments become operative, all Notes tendered will cease to be outstanding.

          The Company's obligation to make Consent Payments to Holders who have validly consented to the Proposed Amendments prior to the Consent Date is conditioned upon satisfaction of all of the foregoing conditions and the Company's acceptance of the Notes for purchase pursuant to the Offer. See
Section 8 "Conditions to the Offer". If the conditions of the Offer are satisfied or waived and the Notes are accepted by the Company for payment on the Payment Date, (a) the Offer Consideration and Consent Payment payable to Holders who have validly tendered their Notes pursuant to the Offer (and thereby consented to the Proposed Amendments) prior to the Consent Date will be paid on the Payment Date, and (b) the Offer Consideration payable to Holders who have validly tendered their Notes pursuant to the Offer (and thereby consented to the Proposed Amendments) after the Consent Date and at or prior to the Expiration Date will be paid on the Payment Date. Under no circumstances will any interest be payable because of any delay by the Depositary (as hereafter defined) in the transmission of funds to Holders. Subject to applicable securities laws and the terms set forth in this Offer, the Company reserves the right (a) to waive any and all conditions to the Offer or the Solicitation, (b) to extend or to terminate the Offer or the Solicitation or (c) otherwise to amend the Offer or the Solicitation in any respect. See Section 8 "Conditions to the Offer".

          Tenders of Notes may be validly withdrawn at any time at or prior to the Consent Date but not thereafter. In the event of a termination of the Offer, all Notes tendered pursuant to the Offer will be promptly returned to the tendering Holder. Prior to the Consent Date, a Holder may only revoke a Consent if such Holder also withdraws such Holder's previously tendered Notes. A Holder who validly withdraws (and does not redeliver) previously tendered Notes prior to the Consent Date will not receive the Offer Consideration or the Consent Payment. Prior to the Consent Date, Notes may be withdrawn without revoking the related Consents; provided, however, that unless such Notes are retendered prior to the Consent Date, the Consent Payment will not be payable with respect to such Consents. Consents may not be revoked, and Notes may not be withdrawn, after the Consent Date. See Section 7 "Withdrawal of Tenders and Revocation of Consents".

          SEE SECTION 2 "CERTAIN SIGNIFICANT CONSIDERATIONS" AND SECTION 9 "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" FOR DISCUSSIONS OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN EVALUATING THE OFFER AND THE SOLICITATION, INCLUDING THE CONSEQUENCES OF THE ADOPTION OF THE PROPOSED AMENDMENTS. SEE SECTION 4 "PROPOSED AMENDMENTS TO THE INDENTURE" FOR A DESCRIPTION OF THE PROPOSED AMENDMENTS.

          In no event may Notes be withdrawn or Consents be revoked after the Consent Date unless the Offer is terminated by the Company without any Notes being purchased hereunder.

          The Company intends to execute the Supplemental Indenture at or promptly following the Consent Date, which is expected to be prior to the initially scheduled Expiration Date. If necessary, the Company will extend the Offer so that the Expiration Date occurs no earlier than five business days following the Consent Date.

          IN THE EVENT THAT THE OFFER AND THE SOLICITATION ARE WITHDRAWN OR OTHERWISE NOT COMPLETED, THE OFFER CONSIDERATION AND CONSENT PAYMENT WILL NOT BE PAID OR BECOME PAYABLE TO HOLDERS OF THE NOTES EVEN IF THEY HAVE VALIDLY TENDERED THEIR NOTES AND DELIVERED CONSENTS IN CONNECTION WITH THE OFFER AND THE SOLICITATION.

          NONE OF THE COMPANY, THE INFORMATION AGENT OR THE DEALER MANAGER AND SOLICITATION AGENT MAKES ANY RECOMMENDATION AS TO WHETHER OR NOT HOLDERS SHOULD TENDER NOTES IN RESPONSE TO THE OFFER AND PROVIDE CONSENTS TO THE PROPOSED AMENDMENTS.



                              IMPORTANT INFORMATION

          Any Holder desiring to tender Notes and deliver Consents should either
(a) in the case of a Holder who holds physical certificates evidencing such Notes, complete and sign the Consent and Letter of Transmittal (or a facsimile thereof) in accordance with the instructions therein, have his or her signature thereon guaranteed (if required by Instruction 1 of the Consent and the Letter of Transmittal) and send or deliver such manually signed Consent and Letter of Transmittal (or a manual signed facsimile thereof), together with certificates evidencing such Notes and any other required documents to Wilmington Trust Company, as Depositary (the "Depositary"), or (b) in the case of a Holder who holds Notes in book entry form, request such Holder's broker, dealer, commercial bank, trust company or other nominee to effect the transaction for such Holder. A beneficial owner who has Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if such beneficial owner desires to tender, and deliver Consents for Notes so registered. See Section 6 "Procedures for Tendering Notes and Delivering Consents".

          Any Holder desiring to tender Notes but who cannot comply with the procedures set forth herein for tender on a timely basis or whose certificates for Notes are not immediately available may tender the Notes by following the procedures for guaranteed delivery set forth under Section 6 "Procedures for Tendering Notes and Delivering Consents--Guaranteed Delivery".

          The Depositary Trust Company ("DTC") has authorized DTC participants that hold Notes on behalf of beneficial owners of Notes through DTC to tender their Notes and consent to the Proposed Amendments as if they were Holders. To effect a tender and consent, DTC participants should either (a) complete and sign the Consent and Letter of Transmittal or a facsimile thereof, have the signature thereon guaranteed if required by Instruction 1 of the Consent and Letter of Transmittal, and mail or deliver the Consent and Letter of Transmittal or such facsimile pursuant to the procedure, set forth in "Procedures for Tendering Notes and Delivering Consents" or (b) transmit their acceptance to DTC through the DTC Automated Tender Offer Program ("ATOP"), for which the transaction will be eligible, and follow the procedure for book-entry transfer set forth in "Procedures for Tendering Notes and Delivering Consents." A beneficial owner of Notes that are held of record by a custodian bank, depositary, broker, trust company or other nominee must instruct such Holder to tender the Notes on the beneficial owner's behalf. A Letter of Instruction which may be used by a beneficial owner in this process to effect the tender of Notes is included in the solicitation materials provided along with this Statement. See Section 6 "Procedures for Tendering Notes and Delivering Consents."

          Tendering Holders will not be obligated to pay brokerage fees, commissions or other expenses of the Dealer Manager or the Depositary.

          Questions and requests for assistance may be directed to the Information Agent or the Dealer Manager and Solicitation Agent at the addresses and telephone numbers set forth on the back cover of this Statement. Additional copies of this Statement, the Consent and Letter of Transmittal, the Notice of Guaranteed Delivery and other related materials may be obtained from the Information Agent, the Dealer Manager or from brokers, dealers, commercial banks and trust companies.

          THIS STATEMENT CONSTITUTES NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF CONSENTS IN ANY JURISDICTION IN WHICH, OR TO OR FROM ANY PERSON TO OR FROM WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION UNDER APPLICABLE SECURITIES OR BLUE SKY LAWS. NEITHER THE DELIVERY OF THIS STATEMENT NOR ANY PURCHASE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN ANY ATTACHMENTS HERETO OR IN THE AFFAIRS OF DIMAC, THE COMPANY OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES SINCE THE DATE HEREOF.

          NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY DIMAC, THE COMPANY, THE INFORMATION AGENT OR THE DEALER MANAGER AND SOLICITATION AGENT.

          THIS STATEMENT AND THE CONSENT AND LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER AND THE SOLICITATION.

                              AVAILABLE INFORMATION

          The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Copies of reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and also are available for inspection at the Commission's regional offices located at 500 West Madison, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048, and the Commission's website at http://www.sec.gov. Copies of such material also can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents which have been filed by the Company with the Commission are incorporated in this Statement by reference:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1997.

     2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

     3. The Company's Current Reports on Form 8-K dated March 27, 1998 (as amended on Form 8-K/A dated April 22, 1998), dated May 19, 1998 and dated July 9, 1998.

          All reports and other documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Statement and prior to the termination of the Offer shall be deemed to be incorporated herein by reference and to be a part hereof on and from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Statement shall be deemed to be modified or superseded for purposes of this Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Statement.

          The Company will provide without charge to each person to whom this Statement is delivered, upon the written or oral request of such person, a copy of any and all documents incorporated by reference in this Statement (not including exhibits to such information, unless such exhibits are specifically incorporated by reference in such information). Such requests should be directed to AmeriComm Direct Marketing, Inc. Attention: Secretary, 5775 Peachtree Dunwoody Road, Suite C-150, Atlanta, Georgia, 30342 (telephone (404) 256-1123).

                           FORWARD-LOOKING STATEMENTS

          When included in this Statement or in documents incorporated herein by reference, the words "may," "expects," "intends," "anticipates," "plans," "projects," "estimates" and the negatives thereof and analogous or similar expressions are intended to identify forward-looking statements. Such statements, which include statements contained in Section 2 "Certain Significant Considerations," are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those reflected in such forward-looking statements. Such risks and uncertainties, many of which are beyond the Company's control, include, among others, general economic conditions; the success of the integration of acquired businesses; the retention of key management; pricing, product initiatives and other actions taken by competitors; the effects of changes in laws and regulations, especially increases in postal rates, and other factors. Actual events or the actual future results of the Company may differ materially from any forward looking statement due to these and other risks, uncertainties and significant factors. The forward-looking statements contained herein speak only as of the date of this Statement and the forward-looking statements contained in any document incorporated herein by reference speak only as of their respective dates. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained or incorporated by reference in this Statement to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

TO HOLDERS OF AMERICOMM DIRECT MARKETING, INC.
11-5/8% SENIOR NOTES DUE 2002, SERIES B:

          This Statement and the related Consent and Letter of Transmittal contain important information which should be read carefully before any decision is made with respect to the Offer and the Solicitation.

                                    SECTION 1
                     TERMS OF THE OFFER AND THE SOLICITATION

          Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), the Company is offering to purchase for cash all its outstanding Notes (as defined in the Indenture). The Total Consideration for each $1,000 principal amount of Notes tendered pursuant to the Offer shall be the price (calculated as described in Schedule I to this Statement) that would result from the Reference Yield to the Earliest Redemption Date equal to or the sum of (i) the yield on the Reference Security, as calculated by the Dealer Manager in accordance with standard market practice based on the bid price for such Reference Security as of 2:00 p.m., New York City time, on the Price Determination Date, as displayed on the Bloomberg Page, or any recognized quotation source selected by the Dealer Manager, in its sole discretion, if the Bloomberg Page is not available or is manifestly erroneous, plus (ii) 50 basis points. The Company will pay accrued and unpaid interest on the purchased Notes up to, but not including, the Payment Date. In addition, upon the terms and subject to the conditions of the Solicitation (including, if the Solicitation is extended or amended, the terms of any such extension or amendment), the Company is soliciting Consents from Holders to the Proposed Amendments to the Indenture, and is offering to pay to each Holder who consents to the Proposed Amendments on the Consent Date, a Consent Payment in cash equal to $20.00 for each $1,000 principal amount of the Notes for which Consents have been validly delivered and not revoked at or prior to such time on the Consent Date, with such payment to be made promptly on the Payment Date if, but only if, the Notes are accepted for payment pursuant to the terms of the Offer.

          Although the yield on the Reference Security on the Price Determination Date will be determined only from the source noted above, information regarding the closing yield of the Reference Security may also be found in The Wall Street Journal and The New York Times. The yield on the Reference Security as of 2:00 p.m., New York City time, on August 7, 1998 was 5.396%. Accordingly, if such yield were determined to be the yield on the Reference Security on the Price Determination Date and assuming September 10, 1998 were to be the Payment Date for the Notes, the Reference Yield, the Offer Consideration and the Total Consideration per $1,000 principal amount of a Note would be 5.896%, $1,077.58 and $1,097.58, respectively. A hypothetical calculation of the Offer Consideration and the Total Consideration demonstrating the application of the assumptions and methodologies to be used in pricing the Offer is set forth in Schedule II hereto.

          If at any time following a Price Determination Date the Company extends the Offer for period of not more than three business days, the Total Consideration for each Note tendered pursuant to the Offer at or prior to the Consent Date, will remain the Total Consideration as determined on such Price Determination Date. If, however, the Company extends the Offer for any period longer than three business days from the previously scheduled Expiration Date based upon which such Price Determination Date had been established, a new Price Determination Date will be established (such new Price Determination Date to be the third business day immediately preceding the Expiration Date as so extended) and the Total Consideration for each Note tendered pursuant to the Offer on or prior to the Consent Date will be calculated based on the Tender Offer Yield as of such new Price Determination Date.

          Promptly after a Price Determination Date, but in any event not later than 9:00 a.m., New York City time, on the following business day, the Company will publicly announce the pricing information referred to above by press release to the Dow Jones News Service.

          If the Notes are accepted for payment pursuant to the Offer, Holders who validly tender their Notes pursuant to the Offer on or prior to the Consent Date will receive total consideration equal to the Offer Consideration plus the Consent Payment plus accrued and unpaid interest to, but not including, the Payment Date. Holders who validly tender their Notes thereafter will receive only the Offer Consideration, plus accrued and unpaid interest to, but not including, the Payment Date, and will not receive the Consent Payment. BECAUSE THE TOTAL CONSIDERATION IS BASED ON A FIXED SPREAD PRICING FORMULA LINKED TO A YIELD ON THE REFERENCE SECURITY, THE OFFER CONSIDERATION -- WHICH IS THE PORTION OF THE TOTAL CONSIDERATION THAT WOULD BE RECEIVED BY ALL TENDERING HOLDERS PURSUANT TO THE OFFER (WHETHER OR NOT SUCH TENDERS ARE MADE ON OR PRIOR TO THE CONSENT DATE) -- WILL BE AFFECTED BY CHANGES IN SUCH YIELD DURING THE TERM OF THE OFFER PRIOR TO THE PRICE DETERMINATION DATE.

          IF THE REQUISITE CONSENTS ARE RECEIVED AND THE PROPOSED AMENDMENTS HAVE BECOME EFFECTIVE, THE PROPOSED AMENDMENTS WILL BE BINDING ON ALL NON-TENDERING HOLDERS OF NOTES. THEREFORE, CONSUMMATION OF THE OFFER AND THE ADOPTION OF THE PROPOSED AMENDMENTS MAY HAVE ADVERSE CONSEQUENCES FOR HOLDERS WHO ELECT NOT TO TENDER NOTES IN THE OFFER. SEE SECTION 2 "CERTAIN SIGNIFICANT CONSIDERATIONS".

          HOLDERS WHO TENDER NOTES IN THE OFFER ARE OBLIGATED TO CONSENT TO THE PROPOSED AMENDMENTS. PURSUANT TO THE TERMS OF THE CONSENT AND LETTER OF TRANSMITTAL, THE COMPLETION, EXECUTION AND DELIVERY THEREOF BY A HOLDER IN CONNECTION WITH THE TENDER OF NOTES WILL BE DEEMED TO CONSTITUTE THE CONSENT OF SUCH TENDERING HOLDER TO THE PROPOSED AMENDMENTS. HOLDERS MAY NOT DELIVER CONSENTS WITHOUT TENDERING THEIR NOTES IN THE OFFER AND MAY NOT REVOKE CONSENTS WITHOUT WITHDRAWING THE PREVIOUSLY TENDERED NOTES TO WHICH SUCH CONSENTS RELATE FROM THE OFFER.

          All Notes validly tendered in accordance with the procedures set forth in Section 6 and not withdrawn in accordance with the procedures set forth in
Section 7 on or prior to the Consent Date will, upon the terms and subject to the conditions hereof, including execution of the Supplemental Indenture, be accepted for payment by the Company, and payments will be made therefor on the Payment Date.

          BENEFICIAL OWNERS OF NOTES HELD OF RECORD BY DTC OR ITS NOMINEE MAY DIRECT THE DTC PARTICIPANT THROUGH WHICH SUCH BENEFICIAL OWNER'S NOTES ARE HELD IN DTC TO EXECUTE, ON SUCH BENEFICIAL OWNER'S BEHALF, A CONSENT WITH RESPECT TO NOTES BENEFICIALLY OWNED BY SUCH BENEFICIAL OWNER ON THE DATE OF EXECUTION, OR TO TRANSMIT AN AGENT'S MESSAGE (AS DEFINED HEREIN) TO SUCH EFFECT.

          The Proposed Amendments require the receipt of the Requisite Consents. Although the Supplemental Indenture reflecting the Proposed Amendments will be executed by the Company and the Trustee on the Consent Date, the Proposed Amendments will not become operative, and the Indenture will remain in effect, until the opening of business on the Acceptance Date. If the Offer is terminated or withdrawn, the Supplemental Indenture will never become operative. Immediately after the Proposed Amendments become operative, all Notes tendered will cease to be outstanding.

          The Company's obligation to accept, and pay for, Notes validly tendered pursuant to the Offer is conditioned upon the satisfaction of (a) the Minimum Tender Condition, (b) the Supplemental Indenture Condition, (c) the Financing Condition and (d) the General Conditions. See Section 8 "Conditions to the Offer". Consent Payments to Holders who have validly consented to the Proposed Amendments prior to the Consent Date are conditioned upon satisfaction of (a) the foregoing Conditions and (b) the Company's acceptance of the Notes for purchase pursuant to the Offer. See Section 8 "Conditions of the Offer". Subject to applicable securities laws and the terms set forth in this Statement, the Company reserves the right (i) to waive any and all conditions to the Offer or the Solicitation, (ii) to extend or to terminate the Offer or the Solicitation or (iii) otherwise to amend the Offer or the Solicitation in any respect. See Section 8 "Conditions of the Offer". The rights reserved by the Company in this paragraph are in addition to the Company's rights to terminate the Offer described in Section 8 "Conditions of the Offer." Any extension, amendment or termination will be followed as promptly as practicable by public announcement thereof, the announcement in the case of an extension of the Offer to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which any public announcement may be made, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to the Dow Jones News Service or as otherwise required by law.

          If the Company makes a material change in the terms of the Offer or the Solicitation or the information concerning the Offer or the Solicitation or waives a material condition of such Offer or Solicitation, the Company will disseminate additional Offer and Solicitation materials and extend such Offer or, if applicable, the Solicitation, to the extent required by law. If the Solicitation is amended prior to the Consent Date in a manner determined by the Company to constitute a material change to the Holders, the Company promptly will disclose such amendment and, if necessary, extend the Solicitation for A period deemed by the Company to be adequate to permit Holders to withdraw their Notes and revoke their Consents. If any such amendment occurs after the Consent Date, the Company may terminate the Supplemental Indenture and solicit consents for a revised supplemental indenture. See Section 7 "Withdrawals of Tenders and Revocation of Consents". If, after the Consent Date, the Company reduces either
(A) the principal amount of Notes subject to the Offer or (B) the Offer Consideration, then previously tendered Notes may be validly withdrawn until the expiration of ten business days after the date that notice of any such reduction is first published, given or sent to Holders by the Company.

                                    SECTION 2
                       CERTAIN SIGNIFICANT CONSIDERATIONS

          The following considerations, in addition to the other information described elsewhere herein, should be carefully considered by each Holder before deciding whether to participate in the Offer and the Solicitation.

          Consent Payment. On the Payment Date, the Company will pay each tendering Holder who validly consented to the Proposed Amendments on or prior to the Consent Date, as part of the Total Consideration, a Consent Payment for such Holder's Notes for which Consents have been validly delivered and not validly revoked at or prior to the Consent Date. If a Holder's Notes are not validly tendered and the corresponding Consents are not validly delivered pursuant to the Offer and the Solicitation at or prior to the Consent Date, or such Holder's Notes are withdrawn and not properly retendered at or prior to the Consent Date (irrespective of whether the related Consents are revoked), such Holder will not receive the Consent Payment even though the Proposed Amendments may be effective as to each of such Holder's Notes that are not purchased in the Offer. In addition, each Holder who validly tenders Notes and validly consents to the Proposed Amendments after the Consent Date and prior to the Expiration Date will receive the Offer Consideration but will not receive the Consent Payment even though such Holder delivered its Consent.

          Effects of the Proposed Amendments. Notes not purchased pursuant to the Offer will remain outstanding. If the Proposed Amendments become operative, most of the principal restrictive covenants contained in the Indenture will be amended or eliminated increasing the Company's operating and financial flexibility and non-tendering Holders will no longer be entitled to the benefit of such provisions. The Indenture, as so amended, will continue to govern the terms of all Notes that remain outstanding after the consummation of such Offer. The elimination (or, in certain cases, amendment) of these restrictive covenants and other provisions would permit the Company to, among other things, incur indebtedness, pay dividends or make other restricted payments, incur liens or make investments, in each case which otherwise may not have been permitted pursuant to the Indenture. It is possible that any such actions that the Company would be permitted to take will increase the credit risk with respect to the Company faced by the non-tendering Holders or otherwise adversely affect the interests of the non-tendering Holders. See Section 4 "Proposed Amendments to the Indenture".

          Substantial Leverage. Upon completion of the contemplated Refinancing, each of the Company and DIMAC will remain significantly leveraged. At June 26, 1998, after giving pro forma effect to the Refinancing, DIMAC would have had outstanding $334.4 million in aggregate principal amount of indebtedness (excluding trade payables and other liabilities and availability of $74.5 million of unused revolving commitments). At June 26, 1998, after giving pro forma effect to the Refinancing, the Company would have had no existing indebtedness outstanding except for Notes not tendered pursuant to the Offer and its guarantee obligations under the DIMAC Credit Agreement. This substantial leverage has several important consequences, including the following: (i) a substantial portion of DIMAC's and the Company's net cash provided by operating activities, will be dedicated to servicing its indebtedness, and (ii) DIMAC's and the Company's ability to withstand competitive pressures, adverse economic conditions and adverse changes in governmental regulations, to make acquisitions, and to take advantage of significant business opportunities that may arise, may be negatively affected. DIMAC's and the Company's ability to meet their debt service obligations and to reduce their total indebtedness will be dependent upon future performance, which will be subject to general economic conditions, their ability to achieve cost savings and other financial, business and other factors affecting the operations of DIMAC or the Company, many of which are beyond their control. If DIMAC or the Company is unable to generate sufficient operating cash flow in the future to service their debt, they may be required to refinance all or a portion of such debt or to obtain additional financing. There can be no assurance, however, that any refinancing would be possible or that any additional financing could be obtained.

          Market and Trading Information. The Notes are not listed on any national or regional securities exchange or reported on a national quotation system. To the extent that Notes are traded, prices of the Notes may fluctuate greatly depending on the trading volume and the balance between buy and sell orders. In addition, quotations for securities that are not traded, such as the Notes, may differ from actual trading prices and should be viewed as approximations. Holders of Notes are urged to contact their brokers to obtain the best available information as to current market prices.

          Depending on, among other things, the amount of Notes that remain outstanding after the Offer, the liquidity, market value and price volatility of such Notes may be adversely affected by the consummation of the Offer and the Solicitation. To the extent that Notes are tendered and accepted in the Offer, any existing trading market for the remaining Notes will become more limited. A debt security with a smaller outstanding principal amount available for trading (a smaller "float") may command a lower price than would a comparable debt security with a greater float. Consequently, the liquidity, market value and price volatility of Notes which remain outstanding may be adversely affected. Holders of unpurchased Notes may attempt to obtain quotations for the Notes from their brokers; however, there can be no assurance that any trading market will exist for the Notes and no assurance as to the price at which the Notes may trade following the consummation of the Offer. The extent of the public market for the Notes and the price at which the Notes may trade following consummation of the offer would depend upon a number of factors, including the number of Holders remaining at such time and the interest in maintaining a market in Notes on the part of securities firms.

          Certain Terms of the Notes. As of the date of this Offer, there is $100.0 million aggregate principal amount of Notes outstanding. The Notes are redeemable at the option of the Company on or after June 15, 1999, in accordance with the terms of the Indenture. If the Company were to redeem the Notes in the 12-month period commencing on June 15, 1999, the redemption price to be paid for the Notes would be 105.813% of the principal amount thereof, which price will decline to 102.906% of the principal amount thereof for redemptions during the 12-month period commencing June 15, 2000 (in each case, together with accrued and unpaid interest to the redemption date). Such redemption prices are substantially less than the Total Consideration to be paid to the Holders in the Offer and the Solicitation. Additionally, the Company may effect a defeasance of its obligations under the Notes if, among other things, the Company has irrevocably deposited funds in trust, in accordance with the terms of the Indenture, in an amount sufficient to pay the principal of and interest on the outstanding Notes to maturity or redemption, as the case may be.

          The summaries of the terms of the Notes described above are qualified in their entirety by reference to the full and complete terms contained in the Indenture (including the form of the Notes attached thereto), copies of which are available upon request without charge from the Company.

                                    SECTION 3
                    PURPOSE OF THE OFFER AND THE SOLICITATION

          The purpose of the Offer, which is conditioned upon satisfaction of the Minimum Tender Condition, the Supplemental Indenture Condition, the
Financing Condition and the General Conditions, is to acquire all of the outstanding Notes, as part of the Refinancing. From time to time in the future, the Company may seek to acquire any Notes which remain outstanding following consummation of the Offer through open market purchases, privately negotiated transactions, tender offers, exchange offers or otherwise, upon such terms and at such prices as it may determine, which may be more or less than the price to be paid pursuant to the Offer and could be for cash or other consideration. Alternatively, pursuant to the provisions of the Notes and the Indenture, the Company may choose to effect a defeasance in accordance with the terms of the Indenture. There can be no assurance as to which, if any, of these alternatives (or combinations thereof) the Company will pursue.

          The purpose of the Solicitation and the Proposed Amendments is to amend or eliminate certain of the principal restrictive covenants contained in the Indenture, and thereby enhance the operating and financial flexibility of the Company. In order to induce Holders to give their Consent with respect to the Solicitation as soon as practicable following the commencement of the Offer on August 10, 1998, the Company has offered to make the Consent Payment to any Holder who validly consents to the Proposed Amendments on or prior to the Consent Date. Once the Consent Date has occurred, Consents theretofore granted may not be revoked, and tendered Notes may not be withdrawn.

                                    SECTION 4
                      PROPOSED AMENDMENTS TO THE INDENTURE

          This section sets forth a brief description of the Proposed Amendments to the Indenture for which Consents are being sought pursuant to the Solicitation. The Supplemental Indenture will be executed by the Company and the Trustee at or promptly following the Consent Date. If the Requisite Consents are not received by the Company, the Consent Date will not be achieved and the Supplemental Indenture will not be executed and will not become operative. If the Offer is terminated or withdrawn, or the validly tendered Notes are not accepted for payment, the Proposed Amendments will not become operative, and no Offer Consideration or Consent Payment will be paid or be payable. The summaries of provisions of the Indenture set forth below are qualified in their entireties by reference to the full and complete terms contained in the Indenture. A copy of the form of Supplemental Indenture is available from the Information Agent upon any Holder's request. Capitalized terms not otherwise defined in this
Section 4 shall have the respective meanings set forth in the Indenture.

          The Proposed Amendments to the Indenture are as follows:

          Deletion of Restrictive Covenants. The Proposed Amendments would delete in their entireties the following restrictive covenants and references thereto from the Indenture:

Section 4.03     o  Limitation on Restricted Payments.  Restricts the ability of the Company and its Restricted Subsidiaries to make restricted payments including (i) dividends or distributions (other than dividends or distributions payable in Qualified Capital Stock of the Company) in respect of, or purchases, redemptions, retirements or other acquisitions for value in respect of Capital Stock of the Company, AHI or any of its Restricted Subsidiaries, (iii) principal payments on, or repurchases, redemptions, defeasances or other acquisitions or retirements for value, prior to the scheduled stated maturity thereof, scheduled repayment or scheduled sinking fund payment, of any subordinated indebtedness or (iv) Investments.

Section 4.04     o  Limitation  on   Incurrence   of  Additional   Indebtedness.
                    Restricts  the  ability of the  Company  and its  Restricted
                    Subsidiaries to incur Indebtedness.

Section 4.06     o  Payment of Taxes and Other  Claims.  Requires the Company to
                    pay or discharge all material taxes, assessments and governmental charges and all lawful claims for labor, materials and supplies.

Section 4.07     o  Maintenance  of  Properties  and  Insurance.   Requires  the
                    Company and its Restricted Subsidiaries to maintain their properties and assets and to maintain property and casualty and other insurance with responsible insurance companies.

Section 4.08     o  Compliance  Certificate;  Notice of  Default.  Requires  the
                    Company to deliver to the Trustee an officer's certificate certifying that the Company has observed, performed and fulfilled its obligation under the Indenture, to deliver a written report from the Company's independent accountants with the annual financial statements and to deliver to the Trustee, upon becoming aware of a default or event default, an officer's certificate describing such default or event of default.

Section 4.10(a)  o  Commission  Reports.  Requires the Company to deliver to the
                    Securities & Exchange Commission (the "Commission") and the Trustee all information, documents and reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

Section 4.12     o  Limitation on Transactions  with  Affiliates.  Restricts the ability of the Company and its Restricted Subsidiaries to engage in transactions with Affiliates.

Section 4.13     o  Pledge  of  Collateral;  Security  Documents.  Requires  the
                    Company and each Subsidiary owning capital stock of a Guarantor to execute a Securities Pledge Agreement.

Section 4.14     o  Limitation  on  Dividend  and  Other  Payment   Restrictions
                    Affecting Subsidiaries. Restricts the ability of the Company or any Restricted Subsidiary to create or permit to exist or become  effective  any  encumbrance  or  restriction  on the ability of any Restricted Subsidiary to (i) pay dividends or make any other  distribution on its Capital Stock, (ii) make
                    loans  or  advances  or  pay  any   Indebtedness   or  other
                    obligation owed to the Company or a Restricted Subsidiary or
                    (iii) transfer any of its property or assets to the Company or any Restricted Subsidiary.

Section 4.15     o  Limitation  on Liens.  Restricts  the ability of the Company and its Restricted Subsidiaries from incurring liens on their assets except as permitted thereby.

Section 4.18     o  Limitation on Preferred  Stock of  Restricted  Subsidiaries.
                    Restricts the ability of Restricted Subsidiaries to issue Preferred Stock.

Section 4.19     o  Impairment  of Security  Interest.  Restricts the ability of the Company and its Subsidiaries to take any action that would adversely affect the security interest in favor of the Trustee with respect to the Collateral.

Section 4.20     o  Limitation on  Designations  of  Unrestricted  Subsidiaries.
                    Restricts   the   ability  of  the   Company  to   designate
                    Subsidiaries as Unrestricted Subsidiaries.

Section 4.21     o  Additional Guarantees. Requires a Restricted Subsidiary that is not a Guarantor to become a Guarantor upon the transfer of any property by the Company or any of its Restricted Subsidiaries to such Restricted Subsidiary or upon the organization of, acquisition of or investment in such Restricted Subsidiary having certain total consolidated assets.

          Amendment to Section 5.01. Section 5.01 of the Indenture, "Mergers, Consolidations and Sale of Assets", limits the ability of the Company and each Guarantor to consolidate or merge with another company or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of its properties and assets. The Proposed Amendments would (a) delete the requirements in this section that the Company or any other successor corporation satisfy certain debt incurrence and net worth tests and (b) delete clause (iv) of
Section 5.01(c) which requires a guarantor that merges with or consolidates with a person other than the Company to satisfy certain debt incurrence and net worth tests.

          Amendment to Section 6.01. In addition, the Proposed Amendments would eliminate the Events of Defaults set forth in Section 6.01 under paragraphs (d) and (e) thereof, which relate to defaults with respect to other indebtedness and certain judgments, as well as references in the Events of Default to the sections specified above.

          Deletion of Definitions. The Proposed Amendments would delete certain definitions from the Indenture when references to such definitions would be eliminated as a result of the foregoing.

          The Proposed Amendments constitute a single proposal and a tendering and/or consenting Holder must consent to the Proposed Amendments as an entirety and may not consent selectively with respect to certain of the Proposed Amendments.

          Pursuant to the terms of the Indenture, the Proposed Amendments require the written consent of the Holders of at least a majority in aggregate principal amount of the Notes outstanding. The aggregate principal amount of Notes currently outstanding is $100.0 million.

          The completion, execution and delivery of a Consent and Letter of Transmittal by a Holder in connection with the tender of Notes will constitute the Consent of such tendering Holder to the Proposed Amendments.

          If the Proposed Amendments become operative, the restrictive covenants of the Indenture will be substantially less restrictive and will afford less protection to Holders than those covenants currently set forth in the Indenture.

                                    SECTION 5
                  ACCEPTANCE FOR PAYMENT AND PAYMENT FOR NOTES;
                             ACCEPTANCE OF CONSENTS

          Upon the terms and subject to the conditions of the Offer (including if the Offer is extended or amended, the terms and conditions of any such extension or amendment) and applicable law, the Company will purchase, by accepting for payment, and will pay on the Payment Date for, all Notes validly tendered (and not withdrawn, or if withdrawn validly retendered) pursuant to the Offer, such payment to be made by the deposit of the Offer Consideration in immediately available funds by the Company on the Payment Date with the Depositary, which will act as agent for tendering Holders for the purpose of receiving payment from the Company and transmitting such payment to tendering Holders. Upon the terms and subject to the conditions of the Solicitation (including, if the Solicitation is extended or amended, the terms and conditions of any such extension or amendment) and applicable law, the Company will pay on the Payment Date to each Holder who validly consents to the Proposed Amendments and tenders Notes in the Offer at or prior to the Consent Date, the Consent Payment, such payment to be made by the deposit of the Consent Payment in immediately available funds by the Company on the Payment Date with the Depositary, which will act as agent for Holders. In no event will a Holder be entitled to receive a Consent Payment unless such Holder is entitled to receive the Offer Consideration. Under no circumstances will interest on the Offer Consideration or Consent Payments be paid by the Company by reason of any delay of the Depositary in making payment.

          The Company expressly reserves the right in its sole discretion, subject to Rule 14e-l(c) under the Exchange Act, to delay acceptance for payment of, or payment for, Notes in order to comply, in whole or in part, with any applicable law. See Section 8 "Conditions to the Offer".

          In all cases, payment by the Depositary to Holders or beneficial owners of the Offer Consideration for Notes purchased pursuant to the Offer and related Consent Payments will be made only after timely receipt by the Depositary of (i) certificates representing such Notes or timely confirmation of a book-entry transfer of such Notes into the Depositary's account at DTC pursuant to the procedures set forth in Section 6 "Procedures for Tendering Notes and Delivering Consents," (ii) a properly completed and duly executed Consent and Letter of Transmittal (or manually signed facsimile thereof) or a properly transmitted Agent's Message and (iii) any other documents required by the Consent and Letter of Transmittal.

          For purposes of the Solicitation, Consents received by the Depositary will be deemed to have been accepted if, as and when (a) the Company gives written notice to the Trustee of the receipt by the Depositary of the Requisite Consents, and the Company and the Trustee execute the Supplemental Indenture and
(b) the Company has accepted the Notes for purchase and payment pursuant to the Offer.

          For purposes of the Offer, tendered Notes will be deemed to have been accepted for payment, if, as and when the Company gives oral notice (confirmed in writing) or written notice thereof to the Depositary. Tenders of Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. Payments for the Notes will include accrued interest through but not including the Payment Date. Under no circumstances will any additional interest be payable by the Company because of any delay in the transmission of funds to the Holders of purchased Notes or otherwise.

          If any tendered Notes are not purchased pursuant to the Offer for any reason, such Notes not purchased will be returned, without expense, to the tendering Holder promptly (or, in the case of Notes tendered by book-entry transfer into the Depositary's account at DTC, such Notes will be credited to the account maintained at DTC from which such Notes were delivered) after the expiration, termination or withdrawal of the Offer.

          Tendering Holders will not be obligated to pay brokerage fees, commissions or expenses to the Dealer Manager, the Information Agent, the Depositary or the Company, or, except as set forth in Instruction 7 of the Consent and Letter of Transmittal, transfer taxes on the purchase of Notes pursuant to the Offer, or the payment of the Consent Payments.

          The Company reserves the right to transfer or assign, in whole at any time or in part from time to time, to one or more of its affiliates, the right to purchase Notes tendered pursuant to the Offer, but any such transfer or assignment will not relieve the Company of its obligations under the Offer or prejudice the rights of tendering Holders to receive payment for Notes validly tendered and accepted for payment pursuant to the Offer.

          It is a condition precedent to the Company's obligation to purchase the Notes pursuant to the Offer that the Supplemental Indenture have been executed. It is a condition subsequent to effectiveness of the Proposed Amendments contained in the Supplemental Indenture becoming operative that the Company accept for payment all the Notes validly tendered (and not withdrawn) pursuant to the Offer (in which event, the Company will be obligated to promptly pay all Offer Consideration and, if applicable, the Consent Payments for the Notes so accepted).

                                    SECTION 6
             PROCEDURES FOR TENDERING NOTES AND DELIVERING CONSENTS

          Holders will not be entitled to receive the Total Consideration unless they both tender their Notes pursuant to the Offer and deliver Consents to the Proposed Amendments pursuant to the procedures described in the Offer. The proper tender by a Holder of Notes pursuant to the Offer in accordance with the procedures described below will constitute (i) a tender of the Notes and (ii) the delivery of a Consent by such Holder to the Proposed Amendments. The Company is not soliciting and will not accept Consents to the Proposed Amendments from Holders who do not tender their Notes pursuant to the Offer. Payment of the Offer Consideration and the Consent Payment, if applicable, for Notes validly tendered and accepted for payment shall be made on the Payment Date.

          Tender of Notes and Delivery of Consents to the Proposed Amendments. The tender by a Holder of Notes (and subsequent acceptance of such tender by the Company) pursuant to one of the procedures set forth below will constitute an agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Consent and Letter of Transmittal.

          Only Holders are authorized to tender their Notes and consent to the Proposed Amendments. The procedures by which Notes may be tendered and Consents given by beneficial owners that are not Holders will depend upon the manner in which the Notes are held. Each Holder who validly tenders Notes pursuant to the Offer and delivers a Consent to the Proposed Amendments on or prior to the Consent Date will receive the Offer Consideration and Consent Payment on the Payment Date. Holders who wish to transfer Notes prior to the Consent Date and who wish to retain the benefit of the Consent Payment or wish to provide such benefit to a transferee should validly tender the Notes and deliver the related Consents, designating the transferee as payee in the box marked "Special Payment Instructions" contained in the Consent and Letter of Transmittal.

          Tender of Notes Held in Physical Form and Delivery of Consents to the Proposed Amendments. To effectively tender Notes held in physical form pursuant to the Offer, a properly completed Consent and Letter of Transmittal (or a facsimile thereof duly executed by the Holder thereof), and any other documents required by the Consent and Letter of Transmittal, with the signature thereon guaranteed if required by Instruction 1 of the Consent and Letter of Transmittal must be received by the Depositary at its address set forth on the back cover of this Statement (or delivery of Notes may be effected through the deposit of Notes with DTC and making book-entry delivery as set forth below), on or prior to the Consent Date or the Expiration Date, as applicable; provided, however, that the tendering Holder may instead comply with the guaranteed delivery procedure set forth below. CONSENTS AND LETTERS OF TRANSMITTAL AND ANY CERTIFICATES EVIDENCING NOTES TENDERED PURSUANT TO THE OFFER SHOULD BE SENT ONLY TO THE DEPOSITARY AND SHOULD NOT BE SENT TO THE COMPANY, THE DEALER MANAGER, THE SOLICITATION AGENT, THE INFORMATION AGENT OR THE TRUSTEE.

          The proper completion, execution and delivery of the Consent and Letter of Transmittal by a registered Holder of Notes will constitute a tender of the Notes and delivery of a Consent by such Holder to the Proposed Amendments. No separate consent will be required.

          If Notes are registered in the name of a person other than the person executing the Consent and Letter of Transmittal with respect to such Notes, then, in order to validly tender such Notes pursuant to the Offer and deliver Consents to the Proposed Amendments, the Notes must be endorsed or accompanied by an appropriate written instrument or instruments of transfer executed by such registered Holder or Holders as its or their name or names appears thereon, with the signature(s) on the Notes or instruments of transfer guaranteed as provided below.

          Tender of Notes Held Through a Custodian and Delivery of Consents to the Proposed Amendments. To effectively tender Notes that are held of record by a custodian bank, depositary, broker, trust company or other nominee and deliver Consents to the Proposed Amendments, the beneficial owner thereof must instruct such registered Holder to deliver a Consent and Letter of Transmittal on the beneficial owner's behalf. A Letter of Instructions is included in the materials provided with this Statement which may be used by a beneficial owner in this process to effect the tender and deliver a Consent. Any beneficial owner of Notes held of record by DTC or its nominee, through authority granted by DTC, may direct the DTC participant through which such beneficial owner's Notes are held in DTC to execute, on such beneficial owner's behalf, a Consent and Letter of Transmittal with respect to Notes beneficially owned by such beneficial owner on the day of execution.

          Tender of Notes Held Through DTC and Delivery of Consents to the Proposed Amendments. To effectively tender Notes that are held through DTC and deliver Consents to the Proposed Amendments, DTC participants should either (i) properly complete and duly execute the Consent and Letter of Transmittal (or a facsimile thereof), together with the Notes and any other documents required by the Consent and Letter of Transmittal, and mail or deliver the Consent and Letter of Transmittal or such facsimile pursuant to the procedure for book-entry transfer set forth below or (ii) transmit their acceptance through ATOP for which the transaction will be eligible and DTC will then edit and verify the acceptance and send an Agent's Message to the Depositary for its acceptance. Delivery of tendered Notes must be made to the Depositary pursuant to the book-entry delivery procedures set forth below or the tendering DTC participant must comply with the guaranteed delivery procedures set forth below.

          THE METHOD OF DELIVERY OF NOTES AND CONSENTS AND LETTERS OF TRANSMITTAL, ANY REQUIRED SIGNATURE GUARANTEES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC AND ANY ACCEPTANCE OF AGENT'S MESSAGE TRANSMITTED THROUGH ATOP, IS AT THE ELECTION AND RISK OF THE HOLDER TENDERING NOTES AND DELIVERING CONSENTS AND LETTERS OF TRANSMITTAL AND, EXCEPT AS OTHERWISE PROVIDED IN THE CONSENT AND LETTER OF TRANSMITTAL, DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY. IF DELIVERY IS BY MAIL, IT IS SUGGESTED
THAT THE HOLDER USE PROPERLY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, AND THAT THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE CONSENT DATE OR EXPIRATION DATE, AS APPLICABLE, TO PERMIT DELIVERY TO THE DEPOSITARY PRIOR TO SUCH DATE.

          Except as provided below, unless the Notes being tendered are deposited with the Depositary on or prior to the Expiration Date (accompanied by a properly completed and duly executed Consent and Letter of Transmittal or a properly transmitted Agent's Message), the Company may, at its option, reject such tender. Payment for the Notes will be made only against deposit of the tendered Notes and delivery of all other required documents.

          Book-Entry Delivery Procedures. The Depositary will establish accounts with respect to the Notes at DTC for purposes of the Offer within two business days after the date of this Statement, and any financial institution that is a participant in DTC may make book-entry delivery of the Notes by causing DTC to transfer such Notes into the Depositary's account in accordance with DTC's procedures for such transfer. Timely book-entry delivery of Notes pursuant to the Offer, however, requires receipt of a confirmation (a "Book Entry Confirmation") on the Consent Date or Expiration Date, as applicable. Although delivery of Notes may be effected through book-entry transfer into the Depositary's account at DTC, the Consent and Letter of Transmittal (or facsimile thereof), with any required signature guarantees or an Agent's Message in connection with a book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the Depositary at one or more of its addresses set forth on the back cover of this Statement on or prior to the Consent Date to receive the Consent Payment or the Expiration Date to receive the Offer Consideration, or the guaranteed delivery procedure described below must be complied with. Tenders of Notes will not be deemed validly made until such documents are received by the Depositary. Delivery of documents to DTC does not constitute delivery to the Depositary.

          The term "Agent's Message" means a message transmitted by DTC to, and received by, the Depositary and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from each participant in DTC tendering the Notes and that such participants have received the Consent and Letter of Transmittal and agree to be bound by the terms of the Consent and Letter of Transmittal and the Company may enforce such agreement against such participants.

          Signature Guarantees. Signatures on all Consents and Letters of Transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (a "Medallion Signature Guarantor"), unless the Notes tendered thereby are tendered (i) by a registered Holder of Notes (or by a participant in DTC whose name appears on a security position listing as the owner of such Notes) who has not completed either the box entitled "Special Delivery Instructions" or "Special Payment or Issuance Instructions" on the Consent and Letter of Transmittal, or (ii) for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. (NASD) or a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being referred to as an "Eligible Institution"). See Instruction 1 of the Consent and Letter of Transmittal. If the Notes are registered in the name of a person other than the signer of the Consent and Letter of Transmittal or if Notes not accepted for payment or not tendered are to be returned to a person other than the registered Holder, then the signatures on the Consents and Letters of Transmittal accompanying the tendered Notes must be guaranteed by a Medallion Signature Guarantor as described above. See Instructions 1 and 3 of the Consent and Letter of Transmittal.

          Guaranteed Delivery. If a Holder desires to tender Notes and deliver Consents pursuant to the Offer and the Solicitation and time will not permit the Consent and Letter of Transmittal, certificates representing such Notes and all other required documents to reach the Depositary, or the procedures for book-entry transfer cannot be completed, on or prior to the Consent Date or the Expiration Date, as applicable, such Holder may nevertheless tender Notes and deliver a Consent if all the following conditions are satisfied:

         (i)      the tender is made by or through an Eligible Institution;

         (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the Company herewith, or an Agent's Message with respect to guaranteed delivery that is accepted by the Company, is received by the Depositary on or prior to the Consent Date or the Expiration Date, as applicable, as provided below; and

         (iii) the certificates for the tendered Notes, in proper form for transfer (or a Book-Entry Confirmation of the transfer of such Notes into the Depositary's account at DTC as described above), together with a Consent and Letter of Transmittal (or facsimile thereof) properly completed and duly executed, with any required signature guarantees and any other documents required by the Consent and Letter of Transmittal or a properly transmitted Agent's Message, are received by the Depositary within two New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

          The Notice of Guaranteed Delivery may be sent by hand delivery, telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery.

          Notwithstanding any other provision hereof, payment of Consent Payments to Holders who validly consent to the Proposed Amendments and payment of the Offer Consideration for Notes tendered and accepted for payment pursuant to the Offer will, in all cases, be made only after timely receipt by the Depositary of the tendered Notes (or Book-Entry Confirmation of the transfer of such Notes into the Depositary's account at DTC as described above), and a Consent and Letter of Transmittal (or facsimile thereof) with respect to such Notes, properly completed and duly executed, with any required signature guarantees and any other documents required by the Consent and Letter of Transmittal, or a properly transmitted Agent's Message.

          UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID BY THE COMPANY BY REASON OF ANY DELAY BY THE DEPOSITARY IN PAYMENT TO ANY PERSON USING THE GUARANTEED DELIVERY PROCEDURES. THE OFFER CONSIDERATION AND CONSENT PAYMENT FOR NOTES TENDERED PURSUANT TO THE GUARANTEED DELIVERY PROCEDURES WILL BE THE SAME AS THAT FOR NOTES DELIVERED TO THE DEPOSITARY ON OR BEFORE THE CONSENT DATE OR THE EXPIRATION DATE, AS APPLICABLE, EVEN IF THE NOTES TO BE DELIVERED PURSUANT TO THE GUARANTEED DELIVERY PROCEDURES ARE NOT SO DELIVERED TO THE DEPOSITARY, AND THEREFORE PAYMENT BY THE DEPOSITARY ON ACCOUNT OF SUCH NOTES IS NOT MADE, UNTIL AFTER THE PAYMENT DATE.

          Backup Federal Income Tax Withholding. To prevent backup U.S. federal income tax withholding, each tendering Holder of Notes must provide the Depositary with such Holder's correct taxpayer identification number and certify that such Holder is not subject to backup federal income tax withholding by completing the Substitute Form W-9 included in the Consent and Letter of Transmittal.

          Determination of Validity. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tendered Notes or delivered Consents pursuant to any of the procedures described above will be determined by the Company, in the Company's sole discretion (which determination shall be final and binding). The Company reserves the absolute right to reject any or all tenders of any Notes or deliveries of any Consents determined by it not to be in proper form or, in the case of Notes, if the acceptance for payment of, or payment for, such Notes may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right, in its sole discretion, to waive any of the conditions of the Offer or any defect or irregularity in any tender with respect to Notes or delivery with respect to any Consent of any particular Holder, whether or not similar defects or irregularities are waived in the case of other Holders. The Company's interpretation of the terms and conditions of the Offer and the Solicitation (including the Consent and Letter of Transmittal and the Instructions thereto) shall be final and binding. None of the Company, the Depositary, the Dealer Manager, Solicitation Agent, the Trustee, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or will incur any liability for failure to give any such notification. If the Company waives its right to reject a defective tender of Notes, the Holder will be entitled to the Offer Consideration and, if applicable, the Consent Payment.

                                    SECTION 7
                WITHDRAWAL OF TENDERS AND REVOCATION OF CONSENTS

          Tenders of Notes may be withdrawn at any time at or prior to the Consent Date. A valid withdrawal of tendered Notes prior to the Consent Date shall not be deemed a revocation of the related Consent. If, prior to the Consent Date, a Holder withdrawing Notes also determines to revoke the Consents related thereto, the Holder must expressly request the revocation of such Consents in the communication withdrawing such Notes. Consents may be revoked at any time on or prior to the Consent Date, but Consents may not be revoked without withdrawing the previously tendered Notes from the Offer. Consents may not be revoked, and tender of Notes may not be withdrawn, after the Consent Date.

          If the Company makes a material change in the terms of the Offer or the Solicitation or the information concerning the Offer or the Solicitation, the Company will disseminate additional Offer and Solicitation materials and extend such Offer or, if applicable, the Solicitation, to the extent required by law. If the Solicitation is amended prior to the Consent Date in a manner determined by the Company to constitute a material change to the Holders, the Company promptly will disclose such amendment and, if necessary, extend the Solicitation for a period deemed by the Company to be adequate to permit Holders to withdraw their Notes and revoke their Consents.

          For a withdrawal of a tender of Notes to be effective, a written, telegraphic or facsimile transmission notice of withdrawal or a Request Message (as hereinafter defined) must be received by the Depositary on or prior to the Consent Date at its address set forth on the back cover of this Statement. Any such notice of withdrawal must (i) specify the name of the person who tendered the Notes to be withdrawn, (ii) contain the description of the Notes to be withdrawn and identify the certificate number or numbers shown on the particular certificates evidencing such Notes (unless such Notes were tendered by book-entry transfer) and the aggregate principal amount represented by such Notes; (iii) be signed by the Holder of such Notes in the same manner as the original signature on the Consent and Letter of Transmittal by which such Notes were tendered (including any required signature guarantees), if any, or be accompanied by (x) documents of transfer sufficient to have the Trustee register the transfer of the Notes into the name of the person withdrawing such Notes and
(y) a properly completed irrevocable proxy that authorized such person to effect such revocation on behalf of such Holder, (iv) specify the Note certificate number (if any), (v) state that such Holder is withdrawing such Holder's election to have such Notes purchased and (vi) be received by the Depositary at its address set forth on the back cover herein prior to the Consent Date. In lieu of submitting a written, telegraphic or facsimile transmission notice of withdrawal or revocation, DTC participants may electronically transmit a request for withdrawal or revocation to DTC. DTC will then edit the request and send a request message (a "Request Message") to the Depositary. If Consents previously delivered are also to be revoked, the notice of withdrawal described above must contain the description of the Notes (including certificate number, if applicable) as to which Consents are to be revoked. If the Notes to be withdrawn have been delivered or otherwise identified to the Depositary, a written, telegraphic or facsimile transmission signed notice of withdrawal or Request Message is effective immediately upon such notice or Request Message even if physical release is not yet effected. Any Notes properly withdrawn will be deemed to be not validly tendered for purposes of the Offer. Withdrawn Notes may be retendered by following one of the procedures described under Section 6 "Procedures for Tendering Notes and Delivering Consents" at any time at or prior to the Expiration Date.

          Withdrawal of Notes with or without revocation of Consents can only be accomplished in accordance with the foregoing procedures.

          All questions as to the validity (including time of receipt) of notices of withdrawal with or without revocation will be determined by the Company, in the Company's sole discretion (whose determination shall be final and binding). None of the Company, the Depositary, the Dealer Manager, the Solicitation Agent, the Trustee, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal with or without revocation of consents or incur any liability for failure to give any such notification.

          There are no appraisal or other similar statutory rights available to a Holder of the Notes in connection with the Offer or the Solicitation.

                                    SECTION 8
                             CONDITIONS TO THE OFFER

          Notwithstanding any other provisions of the Offer and in addition to (and not in limitation of) the Company's rights to extend and/or amend the Offer at any time, the Company shall not be required to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered Notes, in each event subject to Rule 14e-l(c) under the Exchange Act, and may terminate the Offer, if, at or prior to the Expiration Date, any of the Minimum Tender Condition, the Supplemental Indenture Condition or the Financing Condition shall not have been satisfied, or if any of the following (the "General Conditions") have occurred:

                  (a) There shall have been any action taken or threatened, or any statute, rule, regulation, judgment, order, stay, decree or injunction promulgated, enacted, entered, enforced or deemed applicable to the Offer, the Proposed Amendments or the purchase of Notes pursuant to the Offer (the "Purchase") by or before any court or governmental regulatory or administrative agency or authority or tribunal, domestic or foreign, which (i) challenges the making of the Offer, the Proposed Amendments or the Purchase or might directly or indirectly prohibit, prevent, restrict or delay consummation of the Offer, the Proposed Amendments or the Purchase or otherwise adversely affects in any material manner the Offer, the Proposed Amendments or the Purchase or
         (ii) in the sole judgment of the Company, could materially adversely affect the business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects of the Company and its subsidiaries, taken as a whole, or materially impair the contemplated benefits of the Offer, the Proposed Amendments or the Purchase to the Company;

                  (b) There shall have occurred or be likely to occur any event affecting the business or financial affairs of the Company that, in the sole judgment of the Company, would or might prohibit, prevent, restrict or delay consummation of the Offer, the Proposed Amendments or the Purchase, or that will, or is reasonably likely to, materially impair the contemplated benefits of the Offer, the Proposed Amendments or the Purchase to the Company;

                  (c) There shall have occurred (i) any general suspension of or limitation on trading in securities on the New York Stock Exchange, the American Stock Exchange or in the over-the-counter market (whether or not mandatory), (ii) any significant adverse change in the price of the Notes, (iii) a material impairment in the trading market for debt securities, (iv) a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States (whether or not mandatory), (v) a commencement of a war, armed hostilities or other national or international crisis directly or indirectly relating to the United States, (vi) any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States or (vii) any significant adverse change in United States securities or financial markets generally or in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof; or

                  (d) The Trustee shall have objected in any respect to, or taken any action that could, in the sole judgment of the Company, adversely affect the consummation of the Offer, the Purchase or the Company's ability to effect the Proposed Amendments, or shall have taken any action that challenges the validity or effectiveness of the procedures used by the Company in soliciting the Consents to the Proposed Amendments (including the form thereof) or in making the Offer or the acceptance of the Notes tendered for purchase.

         The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition (including any action or inaction by the Company) and may be waived by the Company, in whole or in part, at any time and from time to time, in the sole discretion of the Company. The failure by the Company at any time to exercise any of the foregoing rights will not be deemed a waiver of any other right and each right will be deemed an ongoing right which may be asserted at any time and from time to time.

                                    SECTION 9
              CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

          The following discussion is a summary of certain United States federal income tax consequences of the Offer and the Solicitation and the adoption of the Proposed Amendments to "U.S. Holders" of Notes. For purposes hereof, a U.S. Holder means a Holder that is (a) a citizen or resident of the United States,
(b) a corporation created under the laws of the United States or of any political subdivision thereof, (c) an estate the income of which is subject to United States federal income taxation regardless of source or (d) a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States persons have the authority to control all substantial decisions of the trust. This discussion is general in nature, and does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular U.S. Holder in light of the U.S. Holder's particular circumstances, or to certain types of U.S. Holders subject to special treatment under U.S. federal income tax laws (such as insurance companies, tax-exempt organizations, social institutions, brokers, dealers or traders in securities or currencies, and taxpayers that are neither citizens nor residents of the United States, or that are foreign corporations, foreign partnerships or foreign estates or trusts as to the United States). In addition, the discussion does not consider the effect of any foreign, state, local or other tax laws, or any U.S. tax considerations (e.g., estate or gift tax) other than U.S. federal income tax considerations, that may be applicable to particular U.S. Holders. Further, this summary assumes that U.S. Holders hold their Notes as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code").

          This summary is based on the Code and applicable Treasury Regulations, rulings, administrative pronouncements and decisions as of the date hereof, all of which are subject to change or differing interpretations at any time with possible retroactive effect.

          EACH HOLDER IS URGED TO CONSULT ITS OWN TAX ADVISOR TO DETERMINE THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES TO IT OF THE OFFER AND THE SOLICITATION AND THE ADOPTION OF THE PROPOSED AMENDMENTS.

          Tax Considerations for Tendering and Consenting U.S. Holders. The receipt of the Offer Consideration by a U.S. Holder who tenders its Notes will be a taxable transaction. In general, such U.S. Holder will recognize taxable gain or loss equal to the difference between the Offer Consideration (other than the portion thereof attributable to accrued interest) received and its adjusted tax basis in the Notes tendered. Gain or loss will be separately computed for each block of Notes tendered by a U.S. Holder. Gain or loss recognized on the tender will be capital gain (subject to the market discount rules discussed below) or loss. In the case of a non-corporate U.S. Holder, the maximum marginal U.S. federal income tax rate applicable to such gain will be lower than the maximum marginal U.S. federal income tax rate applicable to ordinary income if such U.S. Holder's holding period for the Note on the Payment Date exceeds one year. Any payment received by a U.S. Holder which is attributable to accrued interest on its Note will be taxable as ordinary income (to the extent not previously included in income by such U.S. Holder).

          In general, subject to a specified de minimis exception, if a U.S. Holder purchased its Note at a discount from the principal amount of such Note (i.e., at a "market discount"), such Holder will be required to treat as ordinary income the lesser of the gain realized on the tender or the market discount that accrued while it held the Note, less accrued market discount previously included in ordinary income by such Holder.

          The law is unclear with respect to the treatment of the Consent Payments. The receipt of a Consent Payment by a U.S. Holder may be treated either as (i) additional consideration received in exchange for tendered Notes, in which case such payments would be taken into account in the manner described above, or (ii) as separate consideration for consenting to the Proposed Amendments, in which case such payments would constitute ordinary income to the U.S. Holder. The Company intends to treat the Consent Payments for U.S. federal income tax purposes as additional consideration paid to the U.S. Holders in exchange for their tendered Notes, although there can be no assurance that the Internal Revenue Service ("IRS") will not attempt to treat the Consent Payment as ordinary income.

          Tax Considerations for Non-Tendering U.S. Holders. In the case of a U.S. Holder who does not tender its Notes pursuant to the Offer, the adoption of the Proposed Amendments will not cause a deemed exchange of the Notes if the Proposed Amendments do not constitute a significant modification to the terms of the Notes for U.S. federal income tax purposes as defined in Treasury Regulation
Section 1.1001-3. Treasury Regulation Section 1.1001-3(e)(6) provides that a modification that deletes or alters "customary accounting or financial covenants" is not a significant modification. It appears that all of the Proposed Amendments would delete or alter certain customary accounting or financial covenants. Accordingly, the adoption of the Proposed Amendments should not constitute a significant modification and a U.S. Holder who does not tender its Notes pursuant to the Offer should not recognize any gain or loss, for U.S. federal income tax purposes, upon the adoption of the Proposed Amendments and should have the same adjusted tax basis and holding period in the Notes after the adoption of the Proposed Amendments that such Holder had in the Notes immediately before such adoption. If, however, the adoption of the Proposed Amendments were deemed to constitute a significant modification of the terms of the Notes for U.S. federal income tax purposes, non-tendering Holders would be deemed to have exchanged their Notes for new modified notes. If an exchange were deemed to have occurred and such deemed exchange did not qualify as a tax-free recapitalization, non-tendering Holders would recognize gain or loss on such deemed exchange (except for amounts attributable to accrued and unpaid interest, if any, which would be treated as interest for U.S. federal income tax purposes) and would have a new holding period for the Notes. Such gain or loss would be capital gain or loss (subject to the market discount rules).

          Backup Withholding. The receipt of the Offer Consideration, including any payment which is attributable to accrued interest, and Consent Payments by a U.S. Holder who tenders its Notes may be subject to backup withholding at the rate of 31% with respect to such payment unless such Holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Any amount withheld under these rules will be credited against the U.S. Holder's U.S. federal income tax liability. A U.S. Holder who does not provide its correct taxpayer identification number may be subject to penalties imposed by the IRS. To prevent backup withholding, a Holder that is not an exempt recipient should complete the Substitute Form W-9 on the Letter of Transmittal certifying that the taxpayer identification number provided on such form is correct and that such Holder is not subject to backup withholding.

          THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO PARTICULAR U.S. HOLDERS OF NOTES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATIONS. HOLDERS OF NOTES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE OFFER AND THE SOLICITATION AND THE ADOPTION OF THE PROPOSED AMENDMENTS, INCLUDING THE EFFECT OF ANY FEDERAL, STATE, LOCAL, FOREIGN OR OTHER TAX LAWS.

                                   SECTION 10
    THE DEALER MANAGER, THE INFORMATION AGENT, THE SOLICITATION AGENT AND THE
                                   DEPOSITARY

          Subject to the terms and conditions set forth in a Dealer Manager and Solicitation Agent Agreement, dated as of August 7, 1998, between the Company and Credit Suisse First Boston Corporation ("CSFB"), as Dealer Manager and as Solicitation Agent, the Company has engaged CSFB to act as Dealer Manager (the "Dealer Manager") in connection with the Offer, and Solicitation Agent (the "Solicitation Agent") in connection with the Solicitation. In its capacity as Dealer Manager and Solicitation Agent, CSFB may contact Holders regarding the Offer and the Solicitation and may request brokers, dealers, commercial banks, trust companies and other nominees to forward the Statement and related materials to beneficial owners of Notes. At any given time, CSFB may trade the Notes of the Company for its own accounts or for the accounts of customers, and accordingly, may hold a long or short position in the Notes.

          The Company has agreed to indemnify the Dealer Manager and Solicitation Agent against certain liabilities, including certain liabilities under the federal securities laws. The Dealer Manager and Solicitation Agent have provided in the past, and/or are currently providing, other investment banking and financial advisory services to the Company. In this connection, CSFB and/or one of its affiliates is an agent under the DIMAC Credit Agreement.

          Any Holder that has questions concerning the terms of the Offer or the Solicitation may contact the Dealer Manager and Solicitation Agent at its address and telephone number set forth on the back cover of this Statement.

          MacKenzie Partners, Inc., has been appointed as Information Agent for the Offer and the Solicitation. Questions and requests for assistance or additional copies of this Statement, the Consent and Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the Information Agent at the address and telephone numbers set forth on the back cover of this Statement. Holders of Notes may also contact their broker, dealer, commercial bank or trust company for assistance concerning the Offer and the Solicitation.

          Wilmington Trust Company has been appointed as Depositary for the Offer. Consents and Letters of Transmittal and all correspondence in connection with the Offer should be sent or delivered by each Holder or a beneficial owner's broker, dealer, commercial bank, trust company or other nominee to the Depositary at the addresses and telephone numbers set forth on the back cover page of this Statement. Any Holder or beneficial owner that has questions concerning tender procedures or whose Notes have been mutilated, lost, stolen or destroyed should contact the Depositary at the addresses and telephone number set forth on the back cover of this Statement.

                                   SECTION 11
                                FEES AND EXPENSES

          The Company will pay the Dealer Manager, Information Agent and the Depositary reasonable and customary fees for their services and will reimburse them for their reasonable out-of-pocket expenses in connection therewith. The Company will pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Statement and related documents to the beneficial owners of Notes.

                                   SECTION 12
                           SOURCE AND AMOUNT OF FUNDS

          The total amount of funds required by the Company to make the Consent Payments and to purchase all of the Notes pursuant to the Offer, before accrued and unpaid interest, is estimated to be approximately $110.0 million (assuming 100% of the outstanding principal amount of Notes is tendered prior to the Consent Date and accepted for payment). The Company intends to finance the Offer and the Solicitation through capital contributions from DIMAC of a portion of the proceeds received from the offering of the New Notes.

                                   SECTION 13
                                  MISCELLANEOUS

          The Company is not aware of any jurisdiction in which the making of the Offer and the Solicitation is not in compliance with applicable law. If the Company becomes aware of any jurisdiction in which the making of the Offer and the Solicitation would not be in compliance with applicable law, the Company will make a good faith effort to comply with any such law. If, after such good faith effort, the Company cannot comply with any such law, the Offer and the Solicitation will not be made to (nor will tenders of Notes and deliveries of Consents be accepted from or on behalf of) the Holders residing in such jurisdiction.

          No person has been authorized to give any information or make any representation on behalf of the Company not contained in this Statement or in the Consent and Letter of Transmittal and, if given or made, such information or representation must not be relied upon as having been authorized.

          Manually signed facsimile copies of the Consent and Letter of Transmittal, properly completed and duly executed, will be accepted. The Consent and Letter of Transmittal, Notes and any other required documents should be sent or delivered by each Holder or its broker, dealer, commercial bank or other nominee to the Depositary at one of its addresses set forth below.

                                   SCHEDULE I

       FORMULA FOR CALCULATION OF THE OFFER PRICE AND TOTAL CONSIDERATION

YLD           =     The  Reference  Yield  equals the sum of the yield on the 6%
                    U.S.  Treasury  Note  due  June  30,  1999  (the  "Reference
                    Security"), as calculated by the Dealer Manager for the Offer in accordance with standard market practice, based on the bid price for such Reference Security as of 2:00 p.m., New York City time, on the Price Determination Date, as displayed on the Bloomberg Government Pricing Monitor on "Page PX3" or any recognized quotation source selected by the Dealer Manager in its sole discretion if the Bloomberg
                    Government Pricing Monitor is not available or is manifestly erroneous, plus 50 basis points, expressed as a decimal number.

CPN           =     the  Contractual  rate of  interest  payable  on a Note as a decimal number.

N             =     the number of semi-annual  interest  payments,  based on the
                    Earliest Redemption Date, from (but not including) the expected Payment Date, to (and including) the Earliest
                    Redemption Date.

S             =     the  number  of days  from  and  including  the  semi-annual interest  payment date  immediately  preceding  the expected
                    Payment Date up to, but not including,  the expected Payment
                    Date. The number of days is computed using the 30/360 day-count method.

CP            =     $20.00 per Note, which is equal to Consent Payment.

exp           =     Exponentiate. The term to the left of "exp" is raised to the power indicated by the term to the right of "exp."

RV            =     the  assumed  redemption  amount,   based  on  the  Earliest
                    Redemption Date, for each Note per $1,000 principal amount of a Note.

TOTAL         =     the applicable Offer  Consideration plus the Consent Payment
CONSIDERATION       for a Note for $1,000  principal  amount of a Note if tender is made on or prior to 5:00 p.m., New York City time, on the Consent Date. The Total Consideration is rounded to the nearest cent.

OFFER         =     The  applicable  purchase  price  of  a  Note   per  S 1,000
CONSIDERATION       principal  amount  of a Note if tender  is made  after  5:00
                    p.m.,  New York City time,  on the Consent  Date.  The Offer
                    Consideration is rounded to the nearest cent.

TOTAL
CONSIDERATION =

           RV            the Riemann sum of the   [    $1,000(CPN/2)     ]  where k equals
---------------------- +   following fraction     [----------------------]  one through N   - $1,000(CPN/2)(S/180)
(1+ YLD/2)exp(N-S/180)                            [(1+ YLD/2)exp(k-S/180)]



OFFER
CONSIDERATION =

           RV             the Riemann sum of the  [    $1,000(CPN/2)     ]  where k equals
---------------------- +    following fraction    [----------------------]  one through N   - $1,000(CPN/2)(s/180)-CP
(1+ YLD/2)exp(N-S/180)                            [(1+ YLD/2)exp(k-S/180)]


                                   SCHEDULE II

          This Schedule provides a hypothetical illustration of the Total Consideration (i.e., Offer Consideration plus Consent Payment) for the 11-5/8% Senior Notes, Series B due June 15, 2002 based on hypothetical data, and should, therefore, be used solely for the purpose of obtaining an understanding of the calculation of the Total Consideration, as quoted at hypothetical rates and times, and should not be used or relied upon for any other purpose.

                11-5/8% SENIOR NOTES, SERIES B DUE JUNE 15, 2002

Earliest Redemption Date:     June 15, 1999

Reference Security:           6 % U.S.  Treasury  Note  due  June  30,  1999  as
                              displayed  on  the  Bloomberg  Government  Pricing
                              Monitor on "Page PX3."

Fixed Spread:                 0.5% (50 basis points)

Example
Assumed Price Determination   2:00 p.m.,  New York City time,  on  September  2,
Date and Time:                1998

Assumed Payment Date:         September 10, 1998

Assumed Reference Security
Yield as of Assumed Price
Determination Date and Time:  5.396%

Tender Offer Spread           .50%

YLD                           5.896%

CPN                           11.625%

N                             2

S                             85

RV                            $1,058.13

CP                            $20.00

TOTAL CONSIDERATION           $1,097.58

OFFER
CONSIDERATION:                $1,077.58

               The Depositary for the Offer and the Solicitation:

                            WILMINGTON TRUST COMPANY


            BY FACSIMILE:                             BY HAND:                  BY REGISTERED OR CERTIFIED MAIL OR
                                                                               by Overnight Courier:
       Wilmington Trust Company               Wilmington Trust Company
    Corporate Trust Administration        Attn: Corporate Trust Operations           Wilmington Trust Company
                                              c/o Harris Trust Company                  Attn: Kristin Long
              Facsimile:                        of New York, as Agent                    Corporate Trust &
            (302) 651-1079                         75 Water Street                     Administration Window
                                                 New York, NY 10004                  1100 North Market Street
        Confirm by Telephone:                                                           Rodney Square North
            (302) 651-1562                                                        Wilmington, Delaware 19890-0001
             Kristin Long


          Any questions or requests for assistance or additional copies of this Statement, the Consent and Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the Information Agent at the telephone numbers and address listed below. A Holder may also contact either Dealer Manager at its telephone numbers set forth below or such Holder's broker, dealer, commercial bank or trust company or nominee for assistance concerning the Offer and the Solicitation.


          The Information Agent for the Offer and the Solicitation is:

                                   MACKENZIE
                                 PARTNERS, INC.

                                156 Fifth Avenue
                            New York, New York 10010
                          (212) 929-5500 (Call Collect)
                                       or
                           (800) 322-2885 (Toll Free)

          The Dealer Manager for the Offer and the Solicitation Agent
                             for the Solicitation:

                         CREDIT       '       FIRST
                         SUISSE       '       BOSTON

                              Eleven Madison Avenue
                          New York, New York 10010-3629
                            (212) 325-3290 (collect)
                                       or
                           (800) 221-1037 (TOLL FREE)